Exhibit 1.1

DOUGLAS EMMETT, INC.
$400,000,000
Common Stock
($0.01 par value per share)
Equity Distribution Agreement

October 9, 2020

Wells Fargo Securities, LLC
500 West 33rd Street

14th Floor

New York, New York 10001

J.P. Morgan Securities LLC
383 Madison Avenue
40th Floor
New York, New York 10179

Jefferies LLC
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

Douglas Emmett, Inc., a Maryland corporation (the “Company”), Douglas Emmett Management, Inc., a Delaware corporation (“DEM”) and Douglas Emmett Properties, LP, a Delaware limited partnership (the “Operating Partnership” and, collectively with the Company and DEM, the “Transaction Entities”), each confirms its agreement (this “Agreement”) with each of the managers undersigned below (each individually, a “Manager,” and together, the “Managers”) as follows:

1.            Description of Shares. The Company proposes to issue and sell through or to the Managers, as sales agents, shares of common stock of the Company, $0.01 par value per share (“Common Stock”), having an aggregate gross sales price of up to $400.0 million (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Managers, the Company hereby appoints each of the Managers as agent of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement, and each Manager agrees to use its commercially reasonable efforts sell on a particular day the Shares with respect to which such Manager has agreed to act as agent, on the terms and subject to the conditions stated herein. Certain terms used herein are defined in Section 19 hereof.

2.            Representations and Warranties. Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, the Managers at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to Section 3(a)(vii), as set forth below.

(a)          The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (File Number 333-249409), including the Base Prospectus, for registration under the Securities Act of the offering and sale of certain securities, including the Shares. Such Registration Statement, including any post-effective amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, became effective upon filing and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued or is in effect and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened against the Company by the Commission, and no notice of objection of the Commission to the use of the Registration Statement, including any post-effective amendment thereto, pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. The Company shall file with the Commission the Prospectus Supplement relating to the Shares in accordance with the requirements of Rule 424(b). As filed, the Prospectus contains in all material respects the information required by the Securities Act, and no order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and no proceeding for that purpose has been instituted or threatened against the Company by the Commission. The Registration Statement, at the Execution Time, meets and at each such time this representation is repeated or deemed to be made pursuant to Section 3(a)(vii), and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rules 153 or 172 or any similar rules) in connection with any offer or sale of Shares, will meet the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or the Disclosure Package shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the Securities Act which were filed by the Company under the Exchange Act on or before the relevant Applicable Time, Representation Date, Settlement Date or Filing Date, or other date as of which the representation is made, as the case may be. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document by the Company under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Notwithstanding anything to the contrary in this Agreement, the Transaction Entities make no representations or warranties about the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Transaction Entities by the Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Managers consists of the information described as such in Section 7(b) hereof.

(b)          To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or otherwise is unable to make the representations set forth in Section 2(e) at any time when such representations are required, the Company shall provide notice to the Managers that this is the case as promptly as practicable, and shall, unless in that notice it provides notice of termination of this Agreement pursuant to Section 8(a), use its best efforts to (i) file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and (ii) cause such registration statement to become effective as promptly as practicable (subject to any subsequent termination). After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c)          At the Execution Time, at each such time that this representation is repeated or deemed to be made pursuant to Section 3(a)(vii) and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 153 or 172 or any similar rules) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time and at each such time that this representation is repeated or deemed to be made pursuant to Section 3(a)(vii) and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 153 or 172 or any similar rules) in connection with any offer or sale of Shares, the Prospectus complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Transaction Entities make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Transaction Entities by the Managers specifically for inclusion in the Registration Statement or the Prospectus, it being understood and agreed that the only such information furnished by or on behalf of the Managers consists of the information described as such in Section 7(b) hereof.

(d)          At the Initial Filing Date, at each Applicable Time and at each Settlement Date (as defined in Section 3(a)(vi)), the Disclosure Package, when taken together as a whole, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Transaction Entities by the Managers specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Managers consists of the information described as such in Section 7(b) hereof.

(e)           (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Initial Filing Date and on each such time this representation is repeated or deemed to be made, the Company was or will be a “well-known seasoned issuer” as defined in Rule 405 (based on the relevant determination date under Rule 405). The Transaction Entities agree to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(f)            (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Initial Filing Date and on each such time this representation is repeated or deemed to be made, the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405) based on the relevant determination date under Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g)          Each Issuer Free Writing Prospectus, when used in compliance with this Agreement, will not include any information that conflicts with the information contained in the Registration Statement, including any document included or incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Transaction Entities by the Managers specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Managers consists of the information described as such in Section 7(b) hereof.

(h)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(i)            DEM has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement, and as general partner of the Operating Partnership to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and the Agreement of Limited Partnership of the Operating Partnership (the “Operating Partnership Agreement”), and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(j)            The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(k)            Each subsidiary, other than the Operating Partnership and DEM, has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized and has power and authority (corporate and other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification, except in each case for matters that would not reasonably be expected to have a Material Adverse Effect.

(l)            All of the issued and outstanding capital stock of each of the subsidiaries of the Company that is a corporation has been duly authorized, validly issued, is fully paid and non-assessable, and all of the partnership interests or other ownership interests in each subsidiary that is a partnership or limited liability company (other than the Operating Partnership) are validly issued and fully paid, except for matters that would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise owned as disclosed in the Disclosure Package and the Prospectus, all such shares and interests, as the case may be, that are owned by the Company or any of its subsidiaries are owned by the Company, directly or through subsidiaries, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens or encumbrances of any kind (collectively, “Liens”), except where such Liens would not reasonably be expected to result in a Material Adverse Effect. None of the outstanding shares of capital stock, partnership interests or other ownership interests of any subsidiary (other than the Operating Partnership, which is addressed in Section 2(n)) was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary, except for matters that would not reasonably be expected to result in a Material Adverse Effect.

(m)          The Company has an authorized capitalization as set forth in the Disclosure Package and the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Company’s Common Stock has been registered pursuant to Section 12(b) of the Exchange Act, and the outstanding shares of Common Stock are listed on the New York Stock Exchange (“NYSE”) and the Company has taken no action designed to, or to its knowledge, likely to have the effect of, terminating the registration of the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(n)          All of the issued and outstanding units of limited partnership (“Units”) of the Operating Partnership have been duly and validly authorized and issued by the Operating Partnership. None of the Units were issued in material violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the Disclosure Package and the Prospectus or for matters which would not be material to the Company and its subsidiaries, taken as a whole, the Operating Partnership is not party to any options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, Units or other ownership interests of the Operating Partnership. The Units owned by the Company are owned directly by the Company, free and clear of all Liens, except Liens arising under the terms of the Operating Partnership Agreement or for matters that would not reasonably be material to the Company and its subsidiaries, taken as a whole.

(o)          There are no contracts or documents which are required to be described in the Disclosure Package or the Prospectus, or to be filed as exhibits to the Registration Statement which have not been so described and filed as required. The statements included or incorporated by reference in the Base Prospectus under the headings “Description of Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” and “Material U.S. Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. The Shares conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Prospectus.

(p)          Immediately after any sale of Shares by the Company hereunder, the aggregate amount of Common Stock that has been issued and sold by the Company hereunder will not exceed the aggregate amount of Common Stock registered for sale under the Prospectus (in this regard, the Company acknowledges and agrees that, except as set forth herein, the Managers shall have no responsibility to the Company for maintaining records with respect to the aggregate amount of Shares sold, or of otherwise monitoring the availability of Common Stock for sale).

(q)          Each of the Transaction Entities has the right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including, without limitation, with respect to the Company, the issuance of the Shares pursuant to this Agreement). This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities, and is a valid and binding obligation of each of the Transaction Entities, enforceable against the Transaction Entities in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or public policy.

(r)            Neither the Company nor the Operating Partnership is required to register as nor, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(s)           No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company and the Operating Partnership of their obligations hereunder, in connection with the offering, issuance or sale of the Shares under this Agreement or the consummation of the transactions contemplated by this Agreement, except for those that have been already obtained or that may be required under the Securities Act and foreign or state securities or blue sky laws, or those the failure to obtain would not reasonably be expected to have a Material Adverse Effect or which would not reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the parties of their obligations hereunder.

(t)            Neither the Company nor the Operating Partnership nor any of their subsidiaries is (i) in violation of its organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound, or to which any of the property or assets of any of them is subject (collectively, “Agreements and Instruments”) except, with respect to clause (ii), for such defaults that would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the Disclosure Package (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Transaction Entities with their obligations under this Agreement have been duly authorized by all necessary corporate or partnership action, as the case may be, and (except as contemplated by the Disclosure Package and the Prospectus) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any of the Properties owned by the Company, the Operating Partnership or any of their subsidiaries, or any other property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to, the Agreements and Instruments or would result in the violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries or any of their assets, properties or operations, nor will such action result in any violation of the provisions of the organizational documents of the Company, the Operating Partnership or any of their subsidiaries (except for such conflicts, breaches or defaults or Liens or violations that would not reasonably be expected to have a Material Adverse Effect or which would not reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the parties of their obligations hereunder). As used herein, the term “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries

(u)           Except as set forth in the Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement. Except as set forth in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the Securities Act with respect to any securities of the Company or the Operating Partnership owned or to be owned by such person or to require the Company or the Operating Partnership to include such securities in any securities being registered pursuant to any other registration statement filed by the Company or the Operating Partnership under the Securities Act.

(v)          The consolidated financial statements included or incorporated by reference in the Disclosure Package or the Prospectus, together with the related notes, present fairly, in all material respects, the financial position of the Company and its subsidiaries on a consolidated basis at the dates indicated or for the periods specified, as the case may be; said financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved, except as stated otherwise therein. The selected financial data and the summary financial information included or incorporated by reference in the Disclosure Package present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, except as stated therein. Other than the historical financial statements included or incorporated by reference in the Disclosure Package and the Prospectus, no other historical financial statements are required by the Securities Act to be included or incorporated by reference therein. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable, in all material respects. The interactive data in eXtensible Business Reporting Language or Inline eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(w)         Any pro forma financial statements and the related notes thereto included or incorporated by reference in the Disclosure Package or the Prospectus, taken together with the related notes, present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference therein, no pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the Securities Act.

(x)           Except as disclosed in the Disclosure Package and the Prospectus, there is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus, or which would reasonably be expected, if determined adversely to the Company or any of its subsidiaries, to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the parties of their obligations hereunder.

(y)          (i) The Company and its subsidiaries have either good and marketable title in fee simple or a valid ground leasehold interest, as applicable, to all of the real estate properties owned or leased pursuant to a ground lease by the Company or any of its subsidiaries (the “Properties”), in each case, free and clear of all Liens except for those that (A) are described in the Disclosure Package and the Prospectus, or (B) do not, in the aggregate, materially affect the expected value of the Properties and do not, in the aggregate, materially interfere with the use made and proposed to be made of the Properties by the Company or any of its subsidiaries, (ii) except as disclosed in the Disclosure Package and the Prospectus, the Company does not know of any violation by the Company of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties or any part thereof which would reasonably be expected to have a Material Adverse Effect, (iii) except as disclosed in the Disclosure Package and the Prospectus, each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects except for failures to comply that are not reasonably expected to result in a Material Adverse Effect or a forfeiture or reversion of title, (iv) except as disclosed in the Disclosure Package and the Prospectus, none of the Company or any of its subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties which would reasonably be expected to have a Material Adverse Effect, and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; and (v) except as disclosed in the Disclosure Package and the Prospectus, no lessee of any portion of any of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any of such leases, except such defaults, individually or in the aggregate, that would not reasonably be expected to have a Material Adverse Effect.

(z)            Except as set forth in the Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the properties and assets described in the Disclosure Package and the Prospectus are not convertible and neither the Company, any of its subsidiaries, or any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of its subsidiaries.

(aa)         Ernst & Young LLP, the registered public accounting firm that certified the financial statements and supporting schedules, if any, of the Company and its subsidiaries included or incorporated by reference in the Disclosure Package and the Prospectus is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(bb)        Each of the Company and its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and has paid all material taxes (judged against the Company and its subsidiaries taken as a whole) required to be paid by it and has paid any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as described in the Disclosure Package and the Prospectus.

(cc)         Except as disclosed in the Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

(dd)        Except as disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries (taken as a whole) are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and the Company does not have any reason to believe that such existing insurance coverage will not be able to be renewed as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business assuming that such coverage continues to be available on commercially reasonable terms at the time.

(ee)        No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ff)          Except as disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except in each case for failures to comply which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor the Operating Partnership has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses, except for notices related to such proceedings, which if the result is unfavorable to the Company or the Operating Partnership, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)        The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(hh)        The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as disclosed in the Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, or as otherwise disclosed in the Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ii)           The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, except as disclosed in the Disclosure Package and the Prospectus, such disclosure controls and procedures are effective.

(jj)           Neither the Company, the Operating Partnership nor any of their directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares pursuant to this Agreement.

(kk)         Except as disclosed in the Disclosure Package and the Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) to the best knowledge of the Company, the Company and its subsidiaries have been and are in compliance with applicable Environmental Statutes (as hereinafter defined); (ii) to the best knowledge of the Company, none of the Company, any of its subsidiaries or any other owners of the property at any time or any other party has at any time released (as such term is defined in Section 101(22) of CERCLA (as hereinafter defined)) or otherwise disposed of Hazardous Materials (as hereinafter defined) on, to or from the Properties; (iii) the Company does not intend to use the Properties or any other real properties subsequently acquired by the Company or any of its subsidiaries, other than in compliance with applicable Environmental Statutes (as hereinafter defined); (iv) neither the Company nor any of its subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited, to groundwater and surface water) on, beneath or adjacent to the Properties or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (v) neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Statute with respect to the Properties or the assets described in the Prospectus or arising out of the conduct of the Company or its subsidiaries; (vi) none of the Properties is included or, to the best of the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined).

As used herein, “Hazardous Material” shall include, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (including environmental statues not specifically defined herein) (individually, an “Environmental Statute” and collectively “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”).

(ll)          There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(mm)       Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that is a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”) or any other applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and any other applicable anti-bribery laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(nn)       The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(oo)        Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of any of the Company or any of its subsidiaries is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and neither the Company nor any of its subsidiaries will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of facilitating or financing the activities of any person or entity that, at the time of such facilitating or funding, is the subject of any sanctions administered by OFAC or in any such Sanctioned country.

(pp)        No relationship, direct or indirect, exists between or among the Company or its subsidiaries on the one hand, and the directors, officers, or shareholders of the Company on the other hand, which is required to be described in the Disclosure Package and the Prospectus and which is not so described.

(qq)        The shares of Common Stock are “actively-traded securities” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(rr)          The Transaction Entities have not entered into any other sales agency agreements or other similar arrangements with any party to act as agent in respect of “at-the-market” offerings of the Shares in accordance with Rule 415(a)(4) of the Securities Act.

(ss)         Since the date of the most recent financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement or the Disclosure Package or the Prospectus, except as described in the Disclosure Package and the Prospectus, (i) there has not been any Material Adverse Effect or an event or occurrence that would reasonably be expected to have a Material Adverse Effect, (ii) no material casualty loss or material condemnation or other material adverse event with respect to the Properties, when considered in the aggregate, has occurred, and (iii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

(tt)          Commencing with the taxable year ended December 31, 2006 and through the date hereof, the Company is organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its method of operation has enabled and its proposed method of operation will enable it to meet the requirements for taxation as a REIT under the Code.

(uu)        The Operating Partnership is and has been at all times classified as a partnership or disregarded entity, and not as an association or partnership taxable as a corporation, for federal income tax purposes.

(vv)        Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Managers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares pursuant to this Agreement.

(ww)       The Company and the Operating Partnership and each of their subsidiaries have not distributed, and until five business days after the termination of this Agreement, will not distribute, any offering material in connection with the offering or sale of the Shares other than the Registration Statement and the Prospectus or any other materials, if any, permitted by the Securities Act, subject to Section 4(g).

(xx)         The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer of either of the Transaction Entities and delivered to the Managers or counsel for the Managers in connection with the sale and offering of the Shares shall be deemed a representation and warranty by the Transaction Entities, as to matters covered thereby, to the Managers.

3.            Sale and Delivery of Shares.

(a)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company may issue and sell Shares from time to time through a Designated Manager (as defined below), acting as sales agent, and such Designated Manager agrees to use its commercially reasonable efforts to execute any Company order (a “Company Order”) submitted to it hereunder to sell Shares and with respect to which such Manager has agreed to act as Designated Manager for the Company. For the purposes of this Agreement, “Designated Manager” shall mean, with respect to any Company Order, the Manager selected by the Company to act as sales agent, provided that such Manager selected by the Company has agreed to act as sales agent. The Company shall have the right, in its sole discretion, to designate the Manager that will act as Designated Manager with respect to a Company Order. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of, Shares under this Agreement shall be effected by or through only one of the Managers at any one time on any single given day, and the Company shall in no event request that more than one of the Managers sell Shares at any one time on the same day.

(i)            The Shares are to be sold through the Designated Manager on a daily basis or otherwise as shall be agreed to by the Company and the Designated Manager in the Company Order on any day that (A) is a trading day for the NYSE, (B) the Company has delivered a Company Order to the Designated Manager by telephone (confirmed promptly by electronic mail to the applicable representatives of the Designated Manager named on Schedule I hereto) and (C) the Transaction Entities have satisfied the conditions under Section 6 of this Agreement applicable to such sale on such date. Subject to Section 3(b) of this Agreement, the Company will designate in the Company Order the maximum number of the Shares to be sold by the Designated Manager daily and the minimum pricing of the Shares to be sold, which maximum number or minimum pricing may be a specified number of Shares, a specified dollar amount, respectively, or either may be determined using a formula, calculation or methodology using objective criteria (including but not limited to average daily volume or volume weighted average price) specified in the Company Order, each as shall be agreed to by the Designated Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement); provided, however, that in no event shall the Shares be sold at less than par value per share of the Common Stock. Subject to the terms and conditions hereof, the Designated Manager shall use its commercially reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day in the Company Order.

(ii)            Each of the Transaction Entities acknowledges and agrees that (A) there can be no assurance that the Managers will be successful in selling the Shares, whether in the manner specified in the Company Order or otherwise, (B) the Managers will incur no liability or obligation to the Transaction Entities or any other person or entity if they do not sell Shares for any reason other than a failure by the Managers to use their commercially reasonable efforts consistent with their normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement and (C) the Managers shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.

(iii)           The Company or the Managers may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail to the applicable individuals named on Schedule I hereto), suspend the offering of Shares under this Agreement for any reason and at any time (a “Suspension”); provided, however, that such Suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. In addition, the Company may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail to the applicable individuals named on Schedule I hereto), seek to terminate or amend a Company Order to the extent not completed at the time of notice, and the Designated Manager will use good faith efforts to implement such termination or amendment; provided, however, the Designated Manager will not be obligated to take any action that in its sole discretion would disrupt a sale in progress (but not yet confirmed).

(iv)          The compensation to the Designated Manager for sales of the Shares on any given day shall be at a rate mutually agreed by the Company and the Designated Manager in connection with the issuance by the Company of a Company Order, provided, however, in no event shall such rate exceed 2% of the gross sales price of the Shares sold in accordance with the Company Order. Notwithstanding the foregoing, in the event the Company and the Designated Manager agree to sell Shares other than through ordinary brokers’ transactions using sales efforts and methods that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Designated Manager shall not be obligated to sell such Shares until the Company and the Designated Manager agree to compensation for the Designated Manager for the sale of such Shares. The remaining proceeds, after further deduction for any transaction fees imposed on the Designated Manager by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(v)           The Designated Manager shall, with respect to any Company Order, provide written confirmation (which may be by electronic mail to the applicable individuals named on Schedule I hereto) to the Company as promptly as practicable (but not later than 5:00 p.m.  Pacific Time on the applicable trading day) following the close of trading on the NYSE on each day during which the Shares are sold under this Section 3(a), which confirmation shall state the aggregate number of Shares sold on such day, the various prices at which the Shares were sold on such day, the number of Shares sold at each of the various prices on such day, the aggregate gross sales proceeds from the sale of Shares sold on such day, the Transaction Fees applicable to the sale of Shares sold on such day, the Net Proceeds to the Company for the sale of Shares sold on such day, and the compensation payable by the Company to the Designated Manager with respect to such sales.

(vi)          Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the second business day (or such earlier day as is required by Rule 15c6-1(a) of the Exchange Act or industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Designated Manager for settlement on such date shall be issued and delivered by the Company to the Designated Manager against payment to the Company by wire transfer of immediately available funds of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to the Designated Manager’s account using the FAST program at The Depository Trust Company (“DTC”) in return for payment equal to the Net Proceeds in the manner specified above. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Managers harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Managers any commission to which it would otherwise be entitled absent such default. If the Designated Manager breaches this Agreement by failing to deliver the Net Proceeds on any Settlement Date for the Shares delivered by the Company, the Designated Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount.

(vii)         At each Applicable Time, Settlement Date, Representation Date and Filing Date (as defined in Section 4(y)), if any, the Transaction Entities shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Designated Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the accuracy of the representations and warranties of the Transaction Entities herein on the applicable dates specified in this Agreement, to the performance by the Transaction Entities of their obligations hereunder and to the satisfaction on the specified date of the applicable conditions specified in Section 6 of this Agreement.

(b)            The Company will not submit a Company Order that (i) would result in the aggregate gross sales price of the Shares sold pursuant to this Agreement exceeding $400.0 million, (ii) would result in the number of Shares sold pursuant to this Agreement exceeding the Company’s authorized number of shares of Common Stock, or (iii) contains terms or requirements related to the sale of Shares to be sold pursuant to such Company Order not in compliance with the authorization of the board of directors of the Company (the “Board”) or a committee thereof with the requisite delegated authority.

(c)            If any of the parties to this Agreement has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of each party.

(d)            In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Designated Manager is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Designated Manager to properly identify its clients.

(e)            The parties to this Agreement acknowledge that one or more of the Managers and the Company may in the future wish to enter into forward sale, delayed delivery or other hedging arrangements in connection with the sales of Shares contemplated by this Agreement, and in that event the Company and the applicable Manager will negotiate and enter appropriate agreements (such as forward purchase agreements) and amendments to this Agreement and the Company will file with the Commission appropriate amendments or supplements to the Prospectus reflecting such arrangements. For the avoidance of doubt, no Manager shall be obligated under this Agreement to enter into forward sale, delayed delivery or other hedging arrangements in connection with the sales of Shares contemplated by this Agreement.

(f)            In addition to sales of Shares to Managers on a sales agent basis as provided in Section 3(a), the Company and Managers may in their respective sole discretion agree to sales of Shares directly to the Managers as principal. The Managers shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Managers agree as set forth below. Shares purchased from the Company by the applicable Managers, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Managers and the Transaction Entities as evidenced by a separate terms agreement (each, a “Terms Agreement”). The applicable Managers’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Transaction Entities, and performance by the Transaction Entities of their respective covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Managers shall specify the requirements, if any, for the officers’ certificate, opinions and letters of Company Counsel, opinions and letters of Maryland Counsel, opinions and letters of Tax Counsel, opinions and letters of Managers Counsel and letters of Accountants as may be agreed between the applicable Managers and the Transaction Entities. In the event of a conflict between the terms of this equity distribution agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

4.            Agreements. Each of the Transaction Entities, jointly and severally, agrees with the Managers that:

(a)           During any period when delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or 172 or similar rules) to be delivered under the Securities Act, the Company will not file any amendment to the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus unless the Company has furnished to the Managers a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Managers reasonably object. The Company will complete the Prospectus Supplement, in a form approved by the Managers and will file such Prospectus Supplement on the Initial Filing Date with the Commission pursuant to, and by the time required by, the applicable paragraph of Rule 424(b) and will cause any additional supplement to the Prospectus to be completed, in a form approved by the Managers and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Company will promptly advise the Managers (i) when any supplement to the Prospectus shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 153 or 172 or any similar rules) is required under the Securities Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. Unless it determines to terminate this Agreement pursuant to Section 8(a), each of the Transaction Entities will use its reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If, during any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or 172 or similar rules) to be delivered under the Securities Act, any event occurs as a result of which the Disclosure Package (taken as a whole) would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company will (i) promptly notify the Managers so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) subject to compliance with Section 4(a), amend or supplement the Disclosure Package to correct such statement or omission or effect such compliance; and (iii) supply any amendment or supplement to the Managers in such quantities as the Managers may reasonably request.

(c)           During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or 172 or similar rules) to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Managers of any such event, and (ii) unless it has terminated this Agreement pursuant to Section 8(a), (a) prepare and file with the Commission, subject to compliance with Section 4(a) an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (b) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (c) supply any supplemented Prospectus to the Managers in such quantities as the Managers may reasonably request.

(d)           As soon as reasonably practicable, the Company will make generally available to its security holders and to the Managers an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e)           For so long as delivery of a prospectus by the Managers may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or 172 or similar rules), the Company will furnish to the Managers and counsel for the Managers, without charge, as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Managers may reasonably request.

(f)            The Company will use its commercially reasonable efforts to arrange, if necessary, for the qualification of the Shares for sale under the securities or blue sky laws of such jurisdictions as the Managers may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it was not previously so subject.

(g)           The Company agrees with the Managers that, unless it has or shall have obtained the prior written consent of the Managers, and the Managers agree with the Company that, unless they have or shall have obtained the prior written consent of the Company, it or they, as applicable, will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Schedule I hereto. Any such free writing prospectus consented to by the Managers or the Company, as applicable, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, in all material respects, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)           During the period beginning on and including the first Business Day immediately prior to the date on which the Company has instructed any Manager to make sales of Shares under this Agreement through and including the first Business Day immediately following the related Settlement Date, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction without (i) giving the Managers at least five Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Managers suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Managers in light of the proposed transaction; provided, however, that the Company may (i) grant stock options, restricted stock, stock appreciation rights (“SARs”) or long-term incentive Units (“LTI Units”) to employees, consultants or directors pursuant to the terms of a plan in effect at that time, (ii) issue Common Stock pursuant to: (A) the exercise of stock options; (B) the settlement of SARs outstanding at that time; or (C) the redemption of Units outstanding at that time, including Units issued upon conversion of LTI Units outstanding at that time; provided, that the Company will notify the Managers promptly in writing upon receipt by the Company or the Operating Partnership of any notice of redemption from any affiliate of the Company or the Operating Partnership with respect to such Units (other than with respect to the redemption of LTI Units); (iii) issue Common Stock pursuant to the Company’s dividend reinvestment plan (if any); (iv) issue Common Stock pursuant to the offers to sell, solicitation of offers to buy and sales of Shares pursuant to this Agreement; and (v) issue Units.

(i)            The Transaction Entities will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement) any compensation for soliciting purchases of the Shares.

(j)            The Transaction Entities will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers promptly after any of the Transaction Entities shall have received notice or obtain knowledge thereof, of any information or fact that to their knowledge would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein in any material respect.

(k)           On each Representation Date, the Transaction Entities shall use good faith efforts to furnish or cause to be furnished to the Managers forthwith the certificate referred to in Section 6(f) of this Agreement (in form reasonably satisfactory to the Managers dated and delivered as of such Representation Date.

(l)            On each Representation Date, the Transaction Entities shall use good faith efforts to furnish or cause to be furnished to the Managers a written opinion of Proskauer Rose LLP, counsel for the Company, or other counsel reasonably satisfactory to the Managers (“Company Counsel”), dated and delivered as of such Representation Date, in form and substance reasonably satisfactory to the Managers of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m)          On each Representation Date, the Transaction Entities shall use good faith efforts to furnish or cause to be furnished to the Managers a written opinion of Venable LLP, Maryland counsel for the Company, or other counsel reasonably satisfactory to the Managers (“Maryland Counsel”), dated and delivered as of such Representation Date, in form and substance reasonably satisfactory to the Managers of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)           On each Representation Date, the Transaction Entities shall use good faith efforts to furnish or cause to be furnished to the Managers a written opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, special tax counsel for the Company, or other counsel reasonably satisfactory to the Managers (in such capacity, “Tax Counsel”), dated and delivered as of such Representation Date, in form and substance reasonably satisfactory to the Managers of the same tenor as the opinions referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o)           On each Representation Date, the Transaction Entities shall cooperate in good faith with Latham & Watkins LLP, counsel for the Managers (in such capacity, “Managers Counsel”), to enable Latham & Watkins LLP to furnish to the Managers a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers of the same tenor as the opinions referred to in Section 6(e) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(p)           On each Representation Date, the Company shall use good faith efforts to cause Ernst & Young LLP, or other independent accountants satisfactory to the Managers (the “Accountants”), to furnish the Managers a letter, dated and delivered as of such Representation Date, in form reasonably satisfactory to the Managers of the same tenor as the letter referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q)           On each Representation Date, the Transaction Entities will conduct a due diligence session, in form and substance reasonably satisfactory to the Managers which shall include the senior corporate officers and the independent accountants of the Transaction Entities. The Transaction Entities shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time (on a Representation Date or otherwise) in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Transaction Entities’ agents on a timely basis during regular business hours and at the Company’s principal offices, and will use good faith efforts to timely furnish or cause to be furnished such certificates, letters and opinions from the Transaction Entities, their officers and their agents, as the Managers may reasonably request.

(r)            The Company consents to the Managers trading in the Common Stock for the Managers’ own accounts and for the accounts of their clients at the same time as sales of the Shares occur pursuant to this Agreement, provided that such trading does not violate any applicable laws, including applicable federal or state securities laws and all rules or regulations promulgated thereunder. Notwithstanding the foregoing consent, the Managers shall not be excused from the requirement in this Agreement to use commercially reasonable efforts to sell Shares pursuant to any accepted Company Order on the terms in this Agreement.

(s)           The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Managers under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter.

(t)            Each placing of a Company Order by the Company shall be deemed to be an affirmation to the Managers that the representations and warranties of the Transaction Entities contained in or made pursuant to this Agreement are true and correct (in the case of representations and warranties not otherwise qualified by materiality only, in all material respects) as of the date of such placement as though made at and as of such date, and an undertaking that, unless the Transaction Entities have provided notice to the Designated Manager prior to such time, that such representations and warranties will be true and correct (in the case of representations and warranties not otherwise qualified by materiality only, in all material respects) as of the Settlement Date for the Shares relating to such placement, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(u)           The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Stock, of the expected maximum aggregate number of Shares authorized for issuance from time to time pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE prior to the first Applicable Time and to maintain such listing.

(v)           During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or 172 or similar rules) to be delivered under the Securities Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(w)          The Company shall cooperate with the Managers and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(x)           The Company will apply the Net Proceeds from the sale of the Shares in the manner described in the Prospectus under the heading “Use of Proceeds.”

(y)           If, in the opinion of Company Counsel, the Company is required to do so by the Commission or the Staff of the Commission, then, on or prior to the earlier of (i) the date on which the Company shall file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K in respect of any fiscal quarter in which sales of Shares were made by the Managers pursuant to Section 3(a) of this Agreement and (ii) the date on which the Company shall be obligated to file such document referred to in clause (i) in respect of such quarter (each such date, and any date on which an amendment to any such document is filed, a “Filing Date”), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, with regard to such quarter, the number of the Shares sold through the Managers as agent pursuant to Section 3(a) of this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to Section 3(a) of this Agreement and deliver such number of copies of each such prospectus supplement to the NYSE as are required by such exchange.

(z)           If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, this Agreement shall automatically terminate on such Renewal Deadline unless prior to the Renewal Deadline, the Company has filed a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Managers, or if the Company is no longer eligible to file an automatic shelf registration statement, a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Managers. The Company will use its reasonable efforts to cause any such registration statement to be declared effective within 60 days after the Renewal Deadline. Unless this Agreement is automatically terminated as provided above, the Company will take all other action reasonably necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

5.            Payment of Expenses. Each of the Transaction Entities jointly and severally agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the closing documents pursuant to this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering, purchase, sale and delivery of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Transaction Entities’ accountants and the fees and expenses of counsel (including local and special counsel) for the Transaction Entities; (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with rescinding or reforming any contracts for sale of the Shares made by the Managers caused by the failure of the conditions set forth in Section 6(a) to be true and correct on the applicable Settlement Date; and (xi) all other costs and expenses incident to the performance by each of the Transaction Entities of its obligations hereunder.

6.            Conditions to the Obligations of the Managers. The obligations of the Managers under the provisions of this Agreement relating to the solicitation of offers to purchase the Shares shall be subject to (i) the accuracy of the representations and warranties on the part of the Transaction Entities contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time and Settlement Date, (ii) to the performance by each of the Transaction Entities of its obligations hereunder, (iii) to the accuracy of the statements of the Transaction Entities made in any certificates pursuant to the provisions hereof, and (iv) the following additional conditions:

(a)           The Prospectus, and any supplement thereto, including any Interim Prospectus Supplement, required by Rule 424 to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened.

(b)          The Company shall have requested and caused the Company Counsel to furnish to the Managers on each Representation Date, its opinion, dated as of such date and addressed to the Managers substantially in the form attached hereto as Exhibit A-1. Such counsel shall also have furnished to the Managers on each Representation Date, a written statement, addressed to the Managers and dated as of such date, substantially in the form attached hereto as Exhibit A-2.

(c)           The Company shall have requested and caused Maryland Counsel to furnish to the Managers on each Representation Date, its opinion, dated as of such date and addressed to the Managers, substantially in the form attached hereto as Exhibit B.

(d)           The Company shall have requested and caused Tax Counsel to furnish to the Managers on each Representation Date, its opinion, dated as of such date and addressed to the Managers, substantially in the form attached hereto as Exhibit C.

(e)           The Managers shall have received from Latham & Watkins LLP, counsel for the Managers, on each Representation Date, such opinion or opinions, dated as of such date and addressed to the Managers with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)            The Company shall have furnished or caused to be furnished to the Managers on each Representation Date, a certificate of the Company, signed by the Chairman of the Board, Chief Executive Officer, President or General Counsel, and the principal financial or accounting officer of the Company, dated as of such date, to the effect that the persons signing such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus (and any supplements or amendments thereto) and this Agreement and that:

(i)            the representations and warranties of the Transaction Entities in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Transaction Entities have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Transaction Entities, threatened; and

(iii)          since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no Material Adverse Effect, except as set forth or incorporated by reference in or contemplated in the Disclosure Package and the Prospectus.

(g)           The Company shall have requested and caused the Accountants to have furnished to the Managers, on each Representation Date, letters (which may refer to letters previously delivered to the Managers), dated as of such date, in form and substance reasonably satisfactory to the Managers which letters shall cover, without limitation, the various financial statements and disclosures contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72 (AU 634), as well as confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, and that they have performed a review of any unaudited interim financial information of the Transaction Entities included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus in accordance with Statement on Auditing Standards No. 100 (AU 722A). References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h)           Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any increase in the capital stock or long-term debt of the Company or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto filed after the relevant Applicable Time) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement, the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto filed after the relevant Applicable Time).

(i)            The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(j)            Between the Execution Time and the time of any sale of Shares through the Managers, there shall not have been any decrease in the rating of any of the Company’s or the Operating Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating.

(k)           FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(l)            The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(m)          Prior to the first Applicable Time, the Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers.

(n)           Prior to each Settlement Date, the Transaction Entities shall have furnished to the Managers such further information, certificates and documents as the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the Managers regarding solicitations of offers to purchase Shares hereunder may be canceled at, or at any time prior to, any Settlement Date by the Managers. Notice of such cancellation shall be given to the Company in writing or by facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Managers, at 355 South Grand Ave., Los Angeles, California 90071, on each such date as provided in this Agreement.

7.            Indemnification and Contribution.

(a)           The Transaction Entities jointly and severally agree to indemnify and hold harmless the Managers, the directors, officers, employees, agents and affiliates of the Managers and each person who controls the Managers within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof or any successor registration statement for the registration of the Shares, or in the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Transaction Entities will not be liable in any such case to the extent that any such loss, claim, damage, liability (or actions in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Managers specifically for inclusion therein. The Transaction Entities hereby acknowledge that the only information furnished in writing by or on behalf of the Managers to the Company for inclusion in the Prospectus Supplement or the Prospectus is the information set forth in the second sentence of the second full paragraph under the caption “Plan of Distribution” in the Prospectus Supplement. This indemnity agreement will be in addition to any liability that the Transaction Entities may otherwise have.

(b)           The Managers agree severally and not jointly to indemnify and hold harmless the Transaction Entities, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Transaction Entities within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Transaction Entities to the Managers, but only with reference to written information relating to the Managers furnished to the Company by the Managers specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Managers may otherwise have.

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of one (1) separate counsel (together with local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Transaction Entities and the Managers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Transaction Entities and the Managers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and by the Managers on the other from the offering of the Shares pursuant to this Agreement; provided, however, that in no case shall the Managers be responsible for any amount in excess of the discount or commission, as the case may be, applicable to the Shares sold by the Managers hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Transaction Entities and the Managers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transaction Entities on the one hand and of the Managers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Transaction Entities shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Managers shall be deemed to be equal to the total discounts and commissions, in each case as determined by this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Transaction Entities on the one hand or the Managers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Transaction Entities and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Managers within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of the Managers shall have the same rights to contribution as the Managers, and each person who controls the Transaction Entities within the meaning of either the Securities Act or the Exchange Act, each officer of the Transaction Entities who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Transaction Entities, subject in each case to the applicable terms and conditions of this paragraph (d). The obligations of the Managers under this paragraph (d) are several and not joint.

8.            Termination.

(a)           The Transaction Entities shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in their sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Managers for the Company, then Section 4(s) shall remain in full force and effect, (ii) with respect to the period between the Applicable Time and the Settlement Date with respect to any pending sale of the Shares through the Managers for the Company, the obligations of the Transaction Entities, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 4(s), 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)           Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the future solicitation of offers to purchase the Shares by such Manager in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 4(s), 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination. The obligations of the other Managers to the Company and of the Company to the other Managers, shall not be affected by the termination by such terminating Managers.

(c)           This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or as automatically terminated pursuant to Section 4(z) or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or automatic termination pursuant to Section 4(z) shall in all cases be deemed to provide that Sections 2, 4(z), 5, 7 and 9 shall remain in full force and effect.

(d)           Any termination of this Agreement shall be effective on the date specified in such notice of termination (except that any termination pursuant to Section 4(z) shall be automatic on the Renewal Deadline as provided in that section); provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Transaction Entities, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

9.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of each of the Transaction Entities or its officers and of the Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Managers or the Transaction Entities or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

10.          Notices. All communications hereunder will be in writing and effective only on receipt, and, will be mailed, delivered or telefaxed as set forth on Schedule I.

11.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, affiliates and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12.          No Fiduciary Duty. Each of the Transaction Entities hereby acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Transaction Entities, on the one hand, and each of the Managers and any of their affiliates through which they may be acting, on the other, (b) each Manager is acting solely as sales agent in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Transaction Entities and (c) the Transaction Entities’ engagement of the Managers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Transaction Entities agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Managers advised or is currently advising the Transaction Entities on related or other matters). Each of the Transaction Entities agrees that it will not claim that any Manager has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Transaction Entities, in connection with such transaction or the process leading thereto.

13.          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Transaction Entities and the Managers with respect to the subject matter hereof.

14.          Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Manager that is a Covered Entity or a BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)           As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

15.          Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.          Waiver of Jury Trial. Each of the Transaction Entities and the Managers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.          Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18.          Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction hereof.

19.          Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement.

“Base Prospectus” shall mean the base prospectus contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean the following, taken together: (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed prospectus supplement (if any) that was filed pursuant to Rule 424(b) after the Execution Time relating to the Shares, including any Interim Prospectus Supplement, (iv) the public offering price of Shares sold at the relevant Applicable Time and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Initial Filing Date” shall mean the date on which the Prospectus Supplement is first filed pursuant to Rule 424(b).

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as required pursuant to Section 4(y).

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the prospectus supplement relating to the Shares first filed pursuant to Rule 424(b) at or after the Execution Time, as amended or supplemented by the prospectus supplement or pricing supplement (if any) most recently filed with the Commission in accordance with Sections 4(a), (b) or (c) hereof.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Representation Date” shall mean a date specified by the Company in writing (on not less than three (3) business days’ notice) to the Managers which is not later than the business day before the first date on which the Company issues a Company Order following (i) the Initial Filing Date (and upon the recommencement of the offering of the Shares under this Agreement following a Suspension), (ii) each date on which the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to a filing referenced in (iii), (iv) or (v) below or pursuant to a Current Report on Form 8-K), (iii) each date on which the Company files with the Commission an Annual Report on Form 10-K and, if the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations for the fiscal year before the filing of the related 10-K with the Commission, the date of such earnings announcement; (iv) each date on which the Company files with the Commission an Quarterly Report on Form 10-Q and, if the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations for the fiscal quarter before the filing of the related 10-Q with the Commission, the date of such earnings announcement; (v) each date on which the Company files with the Commission a proxy statement on Schedule 14A and; (vii) any other date reasonably as requested by the Managers; provided, however, that, without limiting the Company’s obligations pursuant to Section 4(a), the Company shall provide the Managers and their counsel with written notice (via electronic mail or timely filing on the Commission’s EDGAR system) of the filing of any current report on Form 8-K or the filing of any other report or document (other than an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a proxy statement on Schedule 14A) incorporated by reference into the Registration Statement or Prospectus or that becomes part of the Disclosure Package, in each case promptly after filing (it being understood that any Issuer Free Writing Prospectus must be approved by the Managers before filing under Section 4(g)).

“Rule 153”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 174’, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” “Rule 433” and “Rule 456” refer to such rules under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“subsidiary” shall mean each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Transaction Entities and the Managers.

Very truly yours,

DOUGLAS EMMETT, INC.

By:	/s/ Peter D. Seymour
	Name:	Peter D. Seymour
	Title:	Chief Financial Officer

DOUGLAS EMMETT MANAGEMENT, INC.

By:	/s/ Peter D. Seymour
	Name:	Peter D. Seymour
	Title:	Chief Financial Officer

DOUGLAS EMMETT PROPERTIES, LP

By:	Douglas Emmett Management, Inc., its Managing General Partner

By:	/s/ Peter D. Seymour
	Name:	Peter D. Seymour
	Title:	Chief Financial Officer

ACCEPTED as of the date first above written

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephanie Little
	Name:	Stephanie Little
	Title:	Executive Director

JEFFERIES LLC

By:	/s/ Josh Fuller
	Name:	Josh Fuller
	Title:	Managing Director

SCHEDULE I

Section 3(a) Notice Addresses

Douglas Emmett, Inc.

1299 Ocean Avenue, Suite 1000

Santa Monica, California 90401

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Attention: Equity Syndicate Department

Fax No: (212) 214-5918

J.P. Morgan Securities LLC

383 Madison Avenue

6th Floor

New York, NY 10179

Attention: Stephanie Little

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: General Counsel